Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Strong Financial Results for First Quarter 2025 And Reaffirms 2025 Guidance

New York, NY, May 7, 2025 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, announced today its financial results for the first quarter ended March 31, 2025.

“Oscar reported strong financial results in the first quarter,” said Mark Bertolini, CEO of Oscar Health. “We delivered continued top-line growth and bottom-line performance with significant year-over-year increases in revenue and net income. We continue to expect meaningful margin expansion this year as we deliver superior value to our members and partners.”

Oscar is reaffirming its full year 2025 outlook across all metrics as provided in its financial results press release dated February 4, 2025.

First Quarter 2025 Financial Highlights

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Total revenue	$3,046,263	$2,142,305
Medical loss ratio	75.4%	74.2%
SG&A expense ratio	15.8%	18.4%
Earnings from operations	$297,123	$185,558
Net income attributable to Oscar Health, Inc.	$275,271	$177,368
Adjusted EBITDA(1)	$328,828	$219,314
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of March 31,
Membership by Offering	2025	2024
Individual and Small Group	2,021,484	1,386,980
Cigna+Oscar (1)	17,983	61,428
Total Members (2)	2,039,467	1,448,408
(1)Represents total membership for our former co-branded partnership with Cigna.
(2)Represents effectuated members. Effectuated members are those who are actively enrolled in one of the Company's plans and whose required premium payments have either been made or are within the payment grace period.

Oscar Health, Inc.
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First Quarter 2025 Key Metrics and Non-GAAP Financial Metrics

•Total revenue was approximately $3.0 billion for the first quarter of 2025, an increase of 42% year-over-year. The increase was primarily due to higher membership.
•The medical loss ratio was 75.4% for the first quarter of 2025 compared to 74.2% for the first quarter of 2024. The company had $31 million unfavorable earnings impact from prior period development in the first quarter of 2025 compared to $9 million favorable earnings impact in the first quarter of 2024. The prior period development in the first quarter of 2025 was driven by an increase to our 2024 Risk Adjustment payable, partially offset by favorable claims runout related to the prior year period and an ACA Marketplace cost sharing reduction recovery accrual related to prior years.
•The SG&A expense ratio was 15.8% for the first quarter of 2025 compared to 18.4% for the first quarter of 2024. The decrease was primarily driven by fixed cost leverage, lower exchange fee rates, and variable cost efficiencies.
•Earnings from operations was $297.1 million for the first quarter of 2025 compared to $185.6 million for the first quarter of 2024. The increase reflects strong operating performance driven primarily by higher membership, fixed cost leverage, and variable cost efficiencies.
•Net income attributable to Oscar Health, Inc. was $275.3 million, or $0.92 of diluted earnings per share, for the first quarter of 2025 compared to $177.4 million, or $0.62 of diluted earnings per share, for the first quarter of 2024.
•Adjusted EBITDA was $328.8 million for the first quarter of 2025, compared to $219.3 million for the first quarter of 2024.

Oscar Health, Inc.
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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, May 7, 2025, at 8:00 a.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical Loss Ratio, SG&A Expense Ratio, Earnings from Operations, and other financial performance metrics, and the related underlying assumptions,, our business and financial prospects, including potential future growth and margin expansion, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecast,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to maintain profitability in the future; unanticipated results of or changes to risk adjustment programs; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; changes in federal or state laws or regulations (including any changes in the interpretation or enforcement thereof), including changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and any regulations enacted thereunder, non-renewal of the enhanced APTCs, the implementation of new program integrity rules or other government actions, such as the imposition of tariffs; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; heightened competition in the markets in which we participate; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as well as our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 2.0 million members, as of March 31, 2025.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
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Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2025	2024
Revenue
Premium	$2,995,821	$2,093,682
Investment income	46,112	42,989
Services and other	4,330	5,634
Total revenue	3,046,263	2,142,305
Operating Expenses
Medical	2,259,651	1,554,774
Selling, general, and administrative	482,759	394,162
Depreciation and amortization	6,730	7,811
Total operating expenses	2,749,140	1,956,747
Earnings from operations	297,123	185,558
Interest expense	5,994	5,902
Other expenses	2,918	1,178
Earnings before income taxes	288,211	178,478
Income tax expense	12,705	996
Net income	275,506	177,482
Less: Net income attributable to noncontrolling interests	235	114
Net income attributable to Oscar Health, Inc.	$275,271	$177,368

Earnings per Share
Basic	$1.10	$0.77
Diluted	$0.92	$0.62
Weighted Average Common Shares Outstanding
Basic	251,279	231,443
Diluted	305,938	293,796

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$2,236,555	$1,527,186
Short-term investments	751,489	624,461
Premiums and accounts receivable (net of allowance for credit losses of $22,650 and $31,300)	488,766	315,891
Risk adjustment transfer receivable	87,126	64,779
Reinsurance recoverable	187,546	291,537
Other current assets	23,018	21,320
Total current assets	3,774,500	2,845,174
Property, equipment, and capitalized software, net	71,998	66,793
Long-term investments	1,872,677	1,815,254
Restricted deposits	31,010	30,878
Other assets	93,584	82,397
Total assets	$5,843,769	$4,840,496

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,465,578	$1,356,730
Risk adjustment transfer payable	1,954,451	1,558,341
Unearned premiums	70,897	74,389
Accounts payable and other liabilities	634,007	432,428
Reinsurance payable	23,643	41,346
Total current liabilities	4,148,576	3,463,234
Long-term debt	299,749	299,555
Other liabilities	59,329	61,282
Total liabilities	4,507,654	3,824,071
Commitments and contingencies (Note 12)
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 217,983 thousand and 214,974 thousand shares outstanding as of March 31, 2025 and December 31, 2024, respectively)	2	2
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,514 thousand shares outstanding as of March 31, 2025 and December 31, 2024)	—	—
Treasury stock (315 thousand shares as of March 31, 2025 and December 31, 2024)	(2,923)	(2,923)
Additional paid-in capital	3,902,373	3,869,617
Accumulated deficit	(2,576,012)	(2,851,283)
Accumulated other comprehensive income (loss)	9,601	(1,827)
Total Oscar Health, Inc. stockholders' equity	1,333,041	1,013,586
Noncontrolling interests	3,074	2,839
Total stockholders' equity	1,336,115	1,016,425
Total liabilities and stockholders' equity	$5,843,769	$4,840,496

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$275,506	$177,482
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred taxes	36	(79)
Net realized gain on sale of financial instruments	(119)	—
Depreciation and amortization expense	6,730	7,811
Amortization of debt issuance costs	194	194
Stock-based compensation expense	24,975	25,945
Net accretion of investments	(7,673)	(6,226)
Change in provision for credit losses	(8,650)	(1,000)
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(164,225)	(140,635)
Risk adjustment transfer receivable	(22,347)	(10,112)
Reinsurance recoverable	103,990	(1,741)
Other assets	(13,265)	(6,285)
Increase / (decrease) in:
Benefits payable	108,848	282,361
Unearned premiums	(3,492)	(376)
Premium deficiency reserve	—	(1,444)
Accounts payable and other liabilities	199,627	28,473
Reinsurance payable	(17,703)	914
Risk adjustment transfer payable	396,110	279,081
Net cash provided by operating activities	878,542	634,363
Cash Flows from Investing Activities:
Purchase of investments	(336,869)	(556,693)
Sale of investments	15,761	—
Maturity and paydowns of investments	155,906	261,428
Purchase of property, equipment and capitalized software	(9,026)	(5,950)
Change in restricted deposits	—	626
Net cash used in investing activities	(174,228)	(300,589)
Cash Flows from Financing Activities:
Tax payments related to net settlement of share-based awards	(855)	—
Proceeds from exercise of stock options	5,728	27,309
Net cash provided by financing activities	4,873	27,309
Increase in cash, cash equivalents and restricted cash equivalents	709,187	361,083
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,551,118	1,891,971
Cash, cash equivalents, restricted cash and cash equivalents—end of period	2,260,305	2,253,054
Cash and cash equivalents	2,236,555	2,230,799
Restricted cash and cash equivalents included in restricted deposits	23,750	22,255
Total cash, cash equivalents and restricted cash and cash equivalents	$2,260,305	$2,253,054
Supplemental Disclosures:
Interest payments	$154	$11,118

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes Premium revenue, Investment income, and Services and other revenue. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

Medical Loss Ratio
Medical Loss Ratio is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. Medical expense primarily consists of both paid and unpaid medical expenses incurred to provide medical services and products to our members. Medical claims include fee-for-service claims, pharmacy benefits, capitation payments to providers, provider disputed claims and various other medical-related costs. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance. MLR in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended March 31,
(in thousands, except percentages)	2025	2024
Medical	$2,259,651	$1,554,774
Less: Ceded quota share reinsurance claims (1)	—	(1,055)
Net claims before ceded quota share reinsurance (A)	$2,259,651	$1,555,829

Premiums	$2,995,821	$2,093,682
Less: Ceded quota share reinsurance premiums (1)	—	(2,016)
Net premiums before ceded quota share reinsurance (B)	$2,995,821	$2,095,698
Medical Loss Ratio (A divided by B)	75.4%	74.2%
(1)Represents prior period development for claims and premiums, respectively, ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff

SG&A Expense Ratio
The SG&A Expense Ratio reflects the Company’s selling, general and administrative ("SG&A") expenses, as a percentage of Total revenue. Selling, general and administrative expenses primarily include distribution and servicing costs, premium taxes, exchange fees, and other taxes and fees, employee-related expenses, costs of software and hardware, stock-based compensation, the impact of quota share reinsurance, and other administrative costs. We believe the SG&A Expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings from Operations
Earnings from Operations is a new primary metric for assessing operating performance. Earnings from Operations is the Company's Total revenue less Total operating expenses.

Net Income attributable to Oscar Health, Inc.
Net Income attributable to Oscar Health, Inc. is Net earnings allocated to the Company after income attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Oscar Health, Inc.
News Release

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$275,506	$177,482
Interest expense	5,994	5,902
Other expenses	2,918	1,178
Income tax expense	12,705	996
Earnings from operations	297,123	185,558
Depreciation and amortization	6,730	7,811
Stock-based compensation(1)	24,975	25,945
Adjusted EBITDA	$328,828	$219,314
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release

Reinsurance Impact

	Three Months Ended March 31,
(in thousands)	2025	2024
Quota share ceded premiums	$—	$(4,994)
Quota share ceded claims	—	1,055
Deposit Accounting impact, net of ceding commission	(11,321)	(12,172)
Experience refund	—	2,979
Net quota share impact	$(11,321)	$(13,132)

The Company records Premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total Premium revenue in the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
(in thousands)	2025	2024
Direct policy premiums	$3,349,671	$2,310,100
Assumed premiums	22,441	57,612
Risk adjustment transfers	(373,749)	(269,398)
Reinsurance premiums ceded	(2,542)	(4,632)
Premium	$2,995,821	$2,093,682

The Company records Medical expenses net of reinsurance recoveries. The following table reconciles total Medical expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
(in thousands)	2025	2024
Direct claims incurred	$2,268,284	$1,523,646
Ceded reinsurance claims	(31,012)	(19,698)
Assumed reinsurance claims	22,379	50,826
Medical expenses	$2,259,651	$1,554,774

The Company records Selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total Selling, general and administrative expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
(in thousands)	2025	2024
Selling, general and administrative expenses, gross	$482,759	$394,696
Reinsurance ceding commissions	—	(534)
Selling, general and administrative expenses	$482,759	$394,162

The Company classifies Reinsurance recoverable within current assets on its Condensed Consolidated Balance Sheets. The composition of the Reinsurance recoverable balance is as follows:

(in thousands)	March 31, 2025	December 31, 2024
Reinsurance premium and claim recoverables	$185,787	$288,878
Reinsurance ceding commissions	7,002	6,996
Experience refunds on reinsurance agreements	(5,243)	(4,338)
Reinsurance recoverable	$187,546	$291,537